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                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED
                 AGREEMENT TO PARTICIPATE IN PROFITS AND LOSSES


         This Amended and Restated Agreement to Participate in Profits and Losses (this "Restated Agreement") effective as of June 19, 2002, by and between Cinemark USA, Inc. ("Cinemark") and Alan W. Stock ("Stock").

                                    RECITALS

         A. Cinemark is the owner or lessee of properties in the United States upon which it operates multiplex movie theatres.

         B. Cinemark and Stock entered into an Agreement to Participate in the Profits and Losses effective February 1, 2002, (the "Original Agreement") pursuant to which Stock participates in the profits and losses of the theatres listed on Exhibit "A" attached hereto and hereby incorporated by reference (the "Theatres").

         C. Cinemark and Stock desire to amend and restate the Original Agreement in accordance with the terms and provisions contained herein.

         NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Cinemark and Stock agree as follows:

                                   AGREEMENTS

         1. Term. The term (the "Term") of this Agreement shall equal the term of the lease entered into by Cinemark for the Theatres, plus the term of any and all direct or indirect extensions or renewals thereof.

         2. Allocations.

                  (a) Operating Profits and Disposition Profits. Operating Profits and Disposition Profits for any fiscal year shall be allocated in the following order of priority:

                           (i) First, 100% to Cinemark until the cumulative
                  Operating Profits and Disposition Profits allocated pursuant to this Section 2(a) hereof are equal to the total Operating Losses and Distribution Losses allocated pursuant to Section 2(b).

                           (ii) Second, to Cinemark and Stock in proportion to
                  the cumulative Distributions of Net Cash from Operations and Net Cash from Dispositions which they have received (and to which they are entitled as of the end of the subject fiscal year) pursuant to Section 3(a) hereof.

                  (b) Operating., Losses and Disposition Losses. Operating Losses and Disposition Losses for any fiscal year shall be allocated 100% to Cinemark.


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         3. Distributions. Subject to Section 5 hereof, Cinemark hereby grants, bargains, sells, conveys and assigns to Stock a forty nine percent (49%) participation in the Net Cash from Operations and Net Cash from Dispositions arising from the operation of the Theatres during the Term, after Cinemark has recouped one hundred percent (100%) of any investment by Cinemark in the Theatres plus interest on such amounts as more fully described below. Net Cash from Operations and Net Cash from Dispositions shall be distributed as follows:

                  (a) Distribution of Net Cash from Operations. Subject to
         Section 5 hereof, Net Cash from Operations from the Theatres, to the extent reasonably deemed available by Cinemark for distribution, shall be distributed as follows:

                           (i) First, 100% of the Net Cash from Operations from
                  the Theatres to Cinemark until the cumulative Net Cash from Operations distributed to Cinemark is equal to Cinemark's Investment plus accrued interest on Cinemark's Investment at Cinemark's average annual borrowing rate compounded monthly; and

                           (ii) Second, 51% of the Net Cash from Operations from
                  the Theatres to Cinemark and 49% of the Net Cash from Operations from the Theatres to Stock.

                  (b) Distributions of Net Cash from Disposition of the Theatres. Subject to Section 5 hereof, Net Cash Flow from Disposition of the Theatres, to the extent reasonably deemed available by Cinemark, shall be distributed as follows:

                           (i) First, 100% of Net Cash from Dispositions from
                  the Theatres to Cinemark until the cumulative Net Cash Flow from Operations from the Theatres distributed to Cinemark pursuant to 3(a) above, plus any portion of Net Cash from Disposition of the Theatres received under this 3(b)(i) is equal to Cinemark's Initial Investment plus accrued interest on Cinemark's Investment at Cinemark's average annual borrowing rate compounded monthly; and

                           (ii) Second, any remaining Net Cash from Disposition
                  of the Theatres shall be distributed 51% to Cinemark and 49% to Stock.

                  (c) With respect to Section 3(a), Net Cash from Operations shall, to the extent reasonably deemed available, be distributed at least quarterly and shall at least be an amount equal to Cinemark's and Stock's income taxes based upon such party's prorata share of Net Cash from Operations.

         4. Option to Purchase Profit Interest. If, at any time, or from time to time, Cinemark (or a successor company by merger with Cinemark) shall propose to register with the Securities and Exchange Commission (the "SEC") in a public offering on its own behalf or on behalf of any other security holder of Cinemark, or any of Cinemark's affiliates, its capital stock under the Securities Act of 1933, as amended (other than in connection with a dividend reinvestment, employee stock purchase, stock option or similar plan or a registration on Forms S-4 or S-8 or any successor form), Stock hereby grants to Cinemark the option (the "Call Option") to purchase the Stock profit participation interest contained herein. The Call Option may be exercised by Cinemark by delivery of written notice of exercise of the Call Option (the "Call Notice") to you at any time within thirty (30) days of the filing of any registration statement with the SEC. The


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purchase price shall be the "fair market value" attributable to the profit participation interests being purchased hereunder. If Cinemark and Stock are unable to agree, within ten (10) days of Stock's receipt of the Call Notice, as to the "fair market value" of the profit participation interest, then the "fair market value" shall be determined by an appraisal undertaken using the Appraisal Process. The appraisal shall be conducted at the expense of Cinemark. The closing of the purchase of Stock's profit participation interest shall take place within thirty (30) days of the determination of the "fair market value." At the closing, Cinemark shall deliver the purchase price for the profit participation interest against delivery by Stock of a termination agreement terminating this Agreement in full.

         5. Termination of Employment. In the event Stock's employment with Cinemark, Inc. or the Company is terminated for other than Cause, as such term is defined in the Employment Agreement by and between Stock and Cinemark, Inc., the distribution contemplated by Section 3(a)(ii) or (b)(ii), as applicable, following the date of such termination shall be made to Cinemark and Stock in the specified percentages even if Cinemark has not recouped one hundred percent (100%) of any investment by Cinemark in the Theatres plus interest on such amounts, and thereafter such limitation shall be deemed deleted in its entirety from Section 3.

         6. The following definitions shall apply to this Agreement:

            "Appraisal Process" means an appraisal undertaken by two independent appraisers, acting jointly, to determine the fair market value of the Theatre. One such appraiser shall be appointed by the Company and the other by the American Arbitration Association (Dallas, Texas) and approved by Stock, and the deliberations of the appraisers shall commence forthwith following their appointment and approval, respectively. If the two appraisers cannot agree on such fair market value within 20 days of the commencement of their deliberations, they shall select a third appraiser possessing similar qualifications. If they cannot agree upon a third appraiser with 25 days of the commencement of their original deliberations to determine fair market value, the third appraiser shall be selected by said office of the American Arbitration Association, and such third appraiser, within 20 days of appointment, shall determine such fair market value, which shall be an amount not more than the higher of the aforementioned two appraisals, nor less than the lower of such two appraisals.

         "Cinemark's Investment" shall mean the aggregate total of (i) initial hard and soft costs paid to third parties for designing, developing, constructing, equipping and permitting for the Theatres (excluding the costs of day to day operation of the Theatres after opening to the general public for business), (ii) costs that are capitalized for maintaining, replacing or repairing capital items in the Theatres and (iii) Cinemark's aggregate allocation of Operating Losses and Disposition Losses in accordance with Section 2 hereof. Within one hundred twenty (120) days of the opening of a Theatre to the general public for business, Cinemark shall provide Stock with a summary of the investment costs relating to (i) of this definition for each Theatre.

         "Disposition" shall mean any sale, exchange, assignment, abandonment, condemnation (without rebuilding), destruction (without rebuilding), foreclosure or any other taxable disposition, whether voluntary or involuntary, of one or more of the Theatres.


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         "Disposition Losses" shall mean all Losses attributable to Disposition of one or more Theatres.

         "Disposition Profits" shall mean all Profits attributable to Disposition of one or more Theatres.

         "Net Cash" means, for each month or any other period for the Theatres as chosen by Cinemark, the excess of all cash receipts generated at the Theatres, including without limitation, cash receipts from the operation of the Theatres and receipts from the sale of the Theatres, plus reserves set aside during prior periods which are no longer necessary as reserves, less: (a) all expenditures of Cinemark respecting the Theatres, including without limitation, all expenses required to operate the Theatres, including without limitation film rental expense, costs of concession, salaries and benefits, janitorial services and supplies, general supplies, repairs and maintenance, repairs and replacements of a capital nature which are made by Cinemark, property taxes, insurance, common area maintenance, utilities, rent, security, other direct operating expense at the Theatres and a reasonable allocation to Cinemark for bulk purchases made by Cinemark for the Theatres' operations, all calculated in accordance with GAAP, (b) amounts required for payment of all outstanding current obligations of the Theatres, and (c) amounts set aside for reserves for the Theatres, as determined by Cinemark.

         "Net Cash from Disposition of the Theatres" means Net Cash attributable to Disposition of one or more Theatres, including all principal and interest payments with respect to any note or other obligation received by Cinemark in connection with the Disposition of the Theatres.

         "Net Cash from Operations" means all Net Cash other than Net Cash from Disposition of the Theatres.

         "Operating Losses" means all Losses (including each item of income, expense and deduction comprising such Losses) derived front operations during the fiscal year, determined without regard to Disposition Profits or Disposition Losses.

         "Operating Profits" means all Profits (including each item of income, expense and deduction comprising such Profits) derived from operations during the fiscal year, determined without regard to Disposition Profits or Disposition Losses.

         "Profits" and "Losses" means, for each fiscal year or other period, an amount equal to Cinemark's taxable income or loss for such year or period attributable to the Theatres.

         7. Management and Operation. Stock shall not, and hereby acknowledges that he shall not, have any right or authority to participate in the management or operation of the Theatres, except during any period he is employed by Cinemark as an executive officer. It is understood and agreed that Cinemark will operate and manage the Theatres.

         8. Ownership. It is understood and agreed by the parties that Cinemark is granting Stock hereunder solely an interest in the net profits or net losses of the operation of the Theatre. Nothing herein shall be construed as granting Stock any right or authority to participate in the ownership, management or control of the Theatres, the lease agreement with respect to any


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Theatre or any equipment at any Theatre or property associated with any Theatre or any other theatre operated by Cinemark during the term of this Agreement.

         9. Assignment. Stock shall not assign, transfer, convey, encumber or hypothecate the interest granted herein without the prior written consent of Cinemark which Cinemark may grant or withhold in its sole and absolute discretion.

         10. No Partnership. Nothing herein contained shall be deemed or construed as creating a relationship of principal or agent, partnership or joint venture among the parties.

         11. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, by receipted overnight courier, or by registered or certified mail, return receipt requested, postage and fees prepaid, first class mail:

                  To:      Stock:

                           Alan W. Stock
                           4906 St. Lawrence Court
                           Plano, Texas 75094

                  To:      Cinemark:

                           Cinemark USA, Inc.
                           3900 Dallas Parkway, Suite 500
                           Plano, Texas 75093
                           Attention: Chief Executive Officer
                           Telecopy Number: (972) 665-1003

                  With Copy to:

                           Cinemark USA, Inc.
                           3900 Dallas Parkway, Suite 500
                           Plano, Texas 75093
                           Attention: General Counsel
                           Telecopy Number: (972) 665-1004

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.

         12. Governing Law. This Agreement and all of the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement shall be governed, enforced and construed in accordance with the laws of the State of Texas.

         13. Severability. In the event any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby. Any provisions so held unenforceable or invalid shall be reformed by such court to


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reflect the construction most nearly approximating the intent of such provision which shall be valid and enforceable, and the parties hereto hereby agree to such provision as reformed.

         14. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces and supercedes the Original Agreement which shall hereinafter be deemed terminated and of no further force or effect.

         15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of all the parties hereto and their respective heirs, legatees, legal representatives, successors and permitted assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CINEMARK USA, INC.


                                        By:  /s/ LEE ROY MITCHELL
                                           -------------------------------------
                                        Name:  Lee Roy Mitchell
                                             -----------------------------------
                                        Title:  CEO
                                              ----------------------------------



                                        /s/ ALAN W. STOCK
                                        ----------------------------------------
                                        Alan W. Stock


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                                   EXHIBIT "A"

                                    THEATRES

                                Holiday Village 4
                              1776 Park Avenue, #4
                                   Box 770-309
                              Park City, Utah 84060
                                   (4 screens)

                             Kentucky Oaks Mall (II)
                           5159 Hinkleville, Unit #010
                             Paducah, Kentucky 42001
                                   (12 screen)